                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  July 31, 2003
                         Date of Earliest Event Reported


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                        1-11601              34-1816760
(State or Other Jurisdiction of         (Commission         (I.R.S. Employer
 Incorporation or Organization)          File No.)         Identification No.)


                               555 MADISON AVENUE
                                   29TH FLOOR
                               NEW YORK, NY 10022
              (Address of principal executive offices and zip code)


                                 (212) 644-1400
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former name of former address, if changed from last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Effective July 31, 2003, National Auto Credit, Inc. ("NAC") consummated a Stock Purchase Agreement whereby NAC acquired all outstanding capital stock of The Campus Group, four affiliated companies providing satellite videoconferencing, multi-media production services and corporate meeting services, from Mr. Steven Campus and certain family trusts for an aggregate purchase price of $15.5 million. The Campus Group, headquartered in Tuckahoe, New York, specializes in the full service design, creative development, production, post production editing and transmission, via broadcast satellite videoconferencing, webcasting and traditional on-site presentations, of corporate communication, education and training video and other services for use at corporate events.

In exchange for the acquisition of all of the outstanding capital stock of The Campus Group, NAC (i) paid $2.8 million at closing from NAC's available cash balances, (ii) issued to Mr. Campus and certain family trusts promissory notes of $9.9 million, and (iii) issued to a family trust a convertible promissory note of $2.8 million. Of the $9.9 million in promissory notes issued by NAC, $6.5 million of the promissory notes ("Base Notes") bear interest at 5% per annum and are repayable in quarterly installments according to a formula based upon the future cash flows realized from The Campus Group over a period not to exceed seven years. The remaining $3.4 million in promissory notes ("Trailing Notes") issued by NAC bear interest at 5% per annum and are repayable in quarterly installments, commencing upon the retirement of the Base Notes, according to a formula based upon the future cash flows realized from The Campus Group over a period not to exceed three years subsequent to the retirement of the Base Notes. The $2.8 million convertible promissory note (i) bears interest at 5% per annum, payable quarterly in cash or accumulating as principal at the election of NAC, (ii) requires principal payments commence upon the retirement of the $9.9 million of promissory notes and is then repayable in quarterly installments according to a formula based upon the future cash flows realized from The Campus Group over a period not to exceed three years and (iii) is convertible at the option of the holder into shares of NAC common stock at a base conversion price of $1.50 per share. The holder may not convert the convertible promissory note into NAC common stock prior to repayment of the promissory notes. The promissory notes are secured by the capital stock of the companies comprising The Campus Group.

As part of The Campus Group acquisition, Mr. Campus has agreed to serve as President of each of the four acquired companies with an initial term of three years which are automatically extended until such time as the promissory notes and convertible promissory note are retired. Mr. Campus, subject to certain limitations, will have control over day-to-day operations of the Campus Group. Under the terms of the employment agreement, Mr. Campus will be entitled to base compensation of $100,000 per year and a performance bonus based upon the operating results of the acquired companies

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a) The Campus Group Companies, Inc. and Affiliates audited financial statements for the years ended December 31, 2002, 2001 and 2000.

(b) Pro forma financial information

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                          CAMPUS GROUP COMPANIES, INC.

                                 AND AFFILIATES

                                TABLE OF CONTENTS

                                                                           PAGE

Report of Independent Certified Public Accountants                           3

Combined Balance Sheets as of December 31, 2002, 2001 (audited)
     and June 30, 2003 (unaudited)                                           4

Combined Statements of Operations for the years ended December 31,
     2002, 2001 and 2000 (audited) and the six months ended June 30,
     2003 and 2002 (unaudited)                                               5

Combined Statements of Stockholders' Equity for the years ended
     December 31, 2002, 2001 and 2000 (audited) and the six months
     ended June 30, 2003 (unaudited)                                         6

Combined Statements of Cash Flows for the years ended December 31,
     2002, 2001 and 2000 (audited) and the six months ended June 30,
     2003 and 2002 (unaudited)                                               7

Notes to Combined Financial Statements                                       8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Campus Group Companies, Inc. and Affiliates
Tuckahoe, New York


We have audited the accompanying combined balance sheets of Campus Group Companies, Inc. and Affiliates (the "Companies") as of December 31, 2002 and 2001 and the related combined statements of operations and retained earnings, cash flows and stockholders' equity for the three years in the period ended January 31, 2002. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Campus Group Companies, Inc. and Affiliates as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with generally accepted accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, on July 31, 2003, all of the Companies stock was acquired by National Auto Credit, Inc.


/s/ Kirschner & Pasternack LLP
------------------------------
Great Neck, New York
March 24, 2003

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                             COMBINED BALANCE SHEET

                                                                                       December 31,
                                                                     June 30,    -----------------------
                                                                       2003        2002          2001
                                                                    ----------   ----------   ----------
                                                                   (UNAUDITED)
ASSETS

Current assets:
     Cash and cash equivalents (Note 1)                             $  288,353   $2,762,996   $1,362,027
     Accounts receivable, less allowance for doubtful accounts of
        $120,000, $139,429 and $142,810, respectively (Note 1)       1,253,853      684,547    1,419,744
     Prepaid expenses and other current assets (Note 1)                111,484       87,364       31,457
                                                                    ----------   ----------   ----------
         Total current assets                                        1,653,690    3,534,907    2,813,228

Property and equipment - net of accumulated depreciation and amortization of $2,000,116, $ 1,967,579 and $1,832,092,
   respectively (Notes 1 and 2)                                        189,922      208,392      324,702
                                                                    ----------   ----------   ----------

         TOTAL ASSETS                                               $1,843,612   $3,743,299   $3,137,930
                                                                    ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities - accounts payable and accrued expenses         $  124,766   $  291,287   $  288,238

Loans payable stockholder (note 3)                                   1,253,330    1,777,203    2,377,200
                                                                    ----------   ----------   ----------

         Total liabilities                                           1,378,096    2,068,490    2,665,438

Commitments and contingencies (Note 5)

Stockholders' equity (Note 6)
     Common stock - no par value                                        35,100       35,100       35,100
     Additional paid-in capital                                        429,900      429,900      429,900
     Retained earnings                                                     516    1,209,809        7,492
                                                                    ----------   ----------   ----------

         Stockholders' equity                                          465,516    1,674,809      472,492
                                                                    ----------   ----------   ----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $1,843,612   $3,743,299   $3,137,930
                                                                    ==========   ==========   ==========


            See accompanying notes to combined financial statements.

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                        COMBINED STATEMENT OF OPERATIONS

                                            SIX MONTHS ENDED
                                                JUNE 30,                        YEARS ENDED DECEMBER 31,
                                      ----------------------------    --------------------------------------------
                                          2002            2003            2002            2001            2000
                                      ------------    ------------    ------------    ------------    ------------
                                              (UNAUDITED)
Net sales (Notes 1 and 7)             $  6,835,349    $  4,917,105    $ 10,692,645    $ 12,703,641    $ 11,714,395

Cost of sales (Note 1)                   2,662,451       1,920,724       4,281,230       6,033,927       4,424,465
                                      ------------    ------------    ------------    ------------    ------------

Gross profit                             4,172,898       2,996,381       6,411,415       6,669,714       7,289,930

Selling, general and administrative
  expenses                               1,935,393       2,916,541       5,170,875       4,402,113       5,007,269
                                      ------------    ------------    ------------    ------------    ------------

Income from operations                   2,237,505          79,840       1,240,540       2,267,601       2,282,661

Interest expense                            (1,394)         (6,286)        (11,119)        (11,596)        (16,717)
Interest  & other income                     5,593           5,153           6,537          78,670          15,541
                                      ------------    ------------    ------------    ------------    ------------

Income before provision for
  income taxes                           2,241,704          78,707       1,235,958       2,334,675       2,281,485

Provision for income taxes (Note 1)         68,000           5,000          33,641          68,924          68,713
                                      ------------    ------------    ------------    ------------    ------------

Net income                            $  2,173,704    $     73,707    $  1,202,317    $  2,265,751    $  2,212,772
                                      ============    ============    ============    ============    ============


            See accompanying notes to combined financial statements.

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE YEAR ENDED DECEMBER 31, 2002, 2001, AND 2000 (audited)
               AND THE SIX MONTHS ENDED JUNE 30, 2003 (unaudited)

                                                Common       Additional      Retained
                                                 Stock         Paid-in       Earnings         Stockholders'
                                             No par value      Capital       (Deficit)           Equity
                                            ---------------------------------------------    ---------------
Balance at January 1, 2000                        $ 35,100      $ 429,900      $ (86,031)         $ 378,969

 Net income                                                                    2,212,772          2,212,772
 Distributions to shareholders                                                (1,385,000)        (1,385,000)
                                            ---------------------------------------------    ---------------

Balance at December 31, 2000                        35,100        429,900        741,741          1,206,741

 Net income                                                                    2,265,751          2,265,751
 Distributions to shareholders                                                (3,000,000)        (3,000,000)
                                            ---------------------------------------------    ---------------

Balance at December 31, 2001                        35,100        429,900          7,492            472,492

 Net income                                                                    1,202,317          1,202,317
                                            ---------------------------------------------    ---------------

Balance at December 31, 2002                        35,100        429,900      1,209,809          1,674,809

 Net income                                                                       73,707             73,707
 Distributions to shareholders                                                (1,283,000)        (1,283,000)

                                            ---------------------------------------------    ---------------
Balance at June 30, 2003 (unaudited)              $ 35,100      $ 429,900          $ 516          $ 465,516
                                            =============================================    ===============


            See accompanying notes to combined financial statements.

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                        COMBINED STATEMENT OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                                               JUNE 30,                        YEARS ENDED DECEMBER 31,
                                                     ------------------------------  ----------------------------------------------
                                                         2003            2002            2002            2001            2000
                                                     -------------   --------------  --------------  --------------  --------------
                                                              (UNAUDITED)
Cash flows from operating activities:
     Net income                                          $ 73,707       $2,173,704      $1,202,317      $2,265,751      $2,212,772
     Adjustments to reconcile net income to net
        cash provided by (used in) operations:
         Depreciation and amortization                     32,000           75,002         182,374         126,347         185,742
         Gain on sale of property                               -                -               -         (30,058)              -
     Changes in operating assets and liabilities:
         Provision for doubtful accounts                                   (19,566)          3,381         (27,385)       (287,767)
         Decrease (increase) in accounts receivable      (569,306)        (327,967)        731,816         244,514        (234,887)
         Decrease (increase) in prepaid expense
            and other current assets                      (24,120)            (615)        (55,907)         29,771         (38,716)
         Increase (decrease) in accounts payable
            and accrued expenses                         (166,521)         (99,029)          3,049          50,648         (50,336)
                                                     -------------   --------------  --------------  --------------  --------------
            Net cash provided by (used in)
             operating activities                        (654,240)       1,801,529       2,067,030       2,659,588       1,786,808
                                                     -------------   --------------  --------------  --------------  --------------

Cash flows from investing activities:
     Acquisitions of property and equipment               (13,530)         (32,127)        (66,064)       (123,527)        (29,724)
     Dispositions of property and equipment                     -                -               -               -         106,548
                                                     -------------   --------------  --------------  --------------  --------------
            Net cash provided by (used in)
             investing activities                         (13,530)         (32,127)        (66,064)       (123,527)         76,824
                                                     -------------   --------------  --------------  --------------  --------------

Cash flows from financing activities:
     Distributions to stockholders                     (1,283,000)        (482,143)       (599,997)     (2,150,000)     (1,385,000)
     Loans payable stockholder                           (523,873)               -               -        (475,794)        163,528
                                                     -------------   --------------  --------------  --------------  --------------
           Net cash used in financing activities       (1,806,873)        (482,143)       (599,997)     (2,625,794)     (1,221,472)
                                                     -------------   --------------  --------------  --------------  --------------

Net increase (decrease) in cash                        (2,474,643)       1,287,259       1,400,969         (89,733)        642,160

Cash and cash equivalents at beginning of period        2,762,996        1,362,027       1,362,027       1,451,760         809,600
                                                     -------------   --------------  --------------  --------------  --------------

Cash and cash equivalents at end of period              $ 288,353       $2,649,286      $2,762,996      $1,362,027      $1,451,760
                                                     =============   ==============  ==============  ==============  ==============


Supplemental disclosures of cash flow information:
         Interest                                         $ 6,286          $ 1,394        $ 11,119        $ 11,596        $ 16,717
                                                     =============   ==============  ==============  ==============  ==============
         Income taxes                                    $ 38,200         $ 49,500        $ 76,237        $ 29,858        $ 20,709
                                                     =============   ==============  ==============  ==============  ==============

            See accompanying notes to combined financial statements.

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (AUDITED)
             AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)



NOTE 1 - PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION: The accompanying combined financial statements include the accounts of Campus Group Companies, Inc. ("CGC") and its affiliates, Audience Response Systems, Inc., ("ARS") Interactive Communications Network, Inc ("ICN") and Multi Video Services, Inc. ("MVS") (collectively referred to as the "Companies"). The principal business activities of the Companies are the satellite videoconferencing, multi-media production services and corporate meeting services. The Companies' clients are located throughout the United States and Canada.

     The Companies have elected to be treated as S Corporations for federal and state income tax purposes. Accordingly, there is no provision for federal income taxes as such earnings will flow through directly to the stockholders, and applicable state and local franchise taxes are payable at reduced rates. The Companies' principal offices are located in New York with supporting offices in Indiana and several other states.


     PRINCIPLES OF COMBINATION: The Companies have been combined on the basis of common ownership by a sole stockholder and/or certain affiliated family trusts. All intercompany accounts and transactions have been eliminated in combination. While CGC, ARS, ICN and MVS may have different fiscal periods, for tax purposes, all financial statements have been combined on a calendar-year basis for the period ending December 31st.

     ESTIMATES: The preparation of financial statements and the accompanying notes thereto, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the respective reporting periods. Actual results could differ from those estimates.

     CASH EQUIVALENTS: All highly liquid investments, such as commercial paper and debt instruments with initial maturities of three months or less are considered to be cash equivalents. Cash equivalents are stated at cost, which approximates the market value.

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (AUDITED)
             AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


NOTE 1 - PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUES: The Companies recognize income from video production and editing activities when the video is complete and delivered. The Companies recognize income from video conferencing and meeting planning and support services when the event is broadcasted or the meeting is held. The Companies do not have licensing or other arrangements that result in additional revenues following the delivery of the video, the broadcast of a conference or the conclusion of a meeting event. Costs accumulated in the production of the video, pre-broadcast and meeting planning services are deferred until the sale and delivery are complete. Deferred video production and pre-broadcast and meeting planning services costs are included in deferred production costs, a component of other current assets.

     COST OF REVENUES: Cost of revenues consists of direct expenses specifically associated with client service revenues. The cost of revenues includes direct salaries and benefits, purchased products or services for clients, support services, shipping and delivery costs.

     ACCOUNTS RECEIVABLE: Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Companies best estimate of the amount of probable credit losses in the Companies existing accounts receivable. The Companies determine the allowance based on analysis of historical bad debts, client concentrations, client credit-worthiness and current economic trends. The Companies review their allowance for doubtful accounts quarterly. Past-due balances over 90 days and specified other balances are reviewed individually for collectibility. All other balances are reviewed on an aggregate basis. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Companies do not have any off-balance sheet credit exposure related to its clients.

     PROPERTY AND EQUIPMENT: Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related improvements.

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (AUDITED)
             AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


NOTE 1 - PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     NEW ACCOUNTING PROUNCEMENTS: In July, 2002 the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred, rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard included lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring. SFAS 146 replaces Issue 94-3 and is required to be applied prospectively to exit or disposal activities initiated after December 2002. SFAS 146 was adopted by the Companies effective February 1, 2003. At the time of adoption, there was no material impact to the Companies financial statements.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002. SFAS 148 was adopted by the Companies effective February 1, 2003. At the time of adoption, there was no material impact to the Companies financial statements.


NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment, at cost, consists of the following:

                                                       December 31,
                                   June 30,     -------------------------
                                     2003          2002           2001         Period
                                  ----------    ----------     ----------    -----------
                                  (unaudited)
Machinery and equipment           $2,042,686    $2,037,636     $1,986,850    5 to 7 yrs
Transportation equipment             147,352       147,352        169,944    3 years
                                   ---------     ---------      ---------
                                   2,190,038     2,184,988      2,156,794
Less accumulated depreciation      2,000,116     1,976,596      1,832,092
                                   ---------     ---------      ---------
                                  $  189,922    $  208,392     $  324,702
                                  ==========    ==========     ==========

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (AUDITED)
             AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


NOTE 2 - PROPERTY AND EQUIPMENT (CONTINUED)

     Depreciation expense for the years ended December 31, 2002, 2001 and 2000 was $182,372, $126,347 $185,742, respectively. Depreciation expense for the six months ended June 30, 2003 and 2002 was $32,000 and $75,002, respectively.

NOTE 3 - LOANS PAYABLE STOCKHOLDER

     Loans payable, by a stockholder, consist of various loans and advances made to the Companies. The loans do not bear interest. No interest has been paid, and repayments to reduce loans are made periodically when cash requirements of the Companies permit.

NOTE 4 - EMPLOYEE BENEFIT PLANS

     The Companies have a retirement plan under Section 401(k) of the Internal Revenue Code covering all qualified employees. An officer of the Companies serves as trustee of the Plan. The plan permits employees to defer salary based on Code maximums. Any contributions by the Companies are discretionary. Disclosures under Statement of Financial Accounting Standards ("SFAS") No. 87, Employers' Accounting for Pensions, have not been presented since they are not material to the accompanying financial statements.

NOTE 5 - COMMITMENTS

     The Companies lease office and warehouse space under various operating leases. The principal leases are with a stockholder/officer and are renewed annually. The minimum obligations under the other leases are as follows:

                      December 31              Amount
                      -----------            ---------
                         2003                $  42,400
                         2004                   42,400
                         2005                   31,800
                                             ---------
                                             $ 116,600
                                             =========

                   CAMPUS GROUP COMPANIES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (AUDITED)
             AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)

NOTE 6 - STOCKHOLDERS' EQUITY

     The Companies Stockholder's equity is comprised of combined balances of each of CGC, ARS, ICN and MSV. At December 31, 2002, 2001 and 2000 and at June 31, 2003, CGC, ARS, ICN MSV each have 200 shares, no par value, issued and outstanding. There were no outstanding options, warrants or other equity rights outstanding during the periods presented. Ownership of all shares of the Companies is maintained by a sole stockholder and/or certain affiliated family trusts.

NOTE 7 - MAJOR CLIENT

     For the years ended December 31, 2002, 2001 and 2000, sales to one client accounted for approximately 32%, 30% and 25% of net sales respectively. This client comprised approximately 21%, 42% and 40% of the Companies' accounts receivable at December 31, 2002, 2001 and 2000, respectively.

NOTE 8 - SUBSEQUENT EVENT

     Effective July 31, 2003, National Auto Credit, Inc. ("NAC") consummated a Stock Purchase Agreement whereby NAC acquired all outstanding capital stock of the Companies from its stockholder and certain family trusts for the benefit of members of the stockholder's family (the "Trusts") for an aggregate purchase price of $15.5 million. In exchange for the acquisition of all of the outstanding capital stock of the Companies, NAC (i) paid $2.8 million at closing, (ii) issued to the stockholders promissory notes of $9.9 million, and (iii) issued a convertible promissory note of $2.8 million. Of the $9.9 million in promissory notes issued by NAC, $6.5 million of the promissory notes ("Base Notes") bear interest at 5% per annum and are repayable in quarterly installments according to a formula based upon the future cash flows realized from the companies over a period not to exceed seven years. The remaining $3.4 million in promissory notes ("Trailing Notes") issued by NAC bear interest at 5% per annum and are repayable in quarterly installments, commencing upon the retirement of the Base Notes, according to a formula based upon the future cash flows realized from the companies over a period not to exceed three years subsequent to the retirement of the Base Notes. The $2.8 million convertible promissory note (i) bears interest at 5% per annum, payable quarterly in cash or accumulating as principal at the election of NAC, (ii) requires that principal payments commence upon the retirement of the $9.9 million of promissory notes and is then repayable in quarterly installments according to a formula based upon the future cash flows realized from the companies over a period not to exceed three years and (iii) is convertible at the option of the holder into shares of NAC common stock at a base conversion price of $1.50 per share. The holder may not convert the convertible promissory note into NAC common stock prior to repayment of the promissory notes. The promissory notes are secured by the capital stock of the companies comprising the Companies.

                         PRO FORMA FINANCIAL INFORMATION

The accompanying pro forma financial statements are presented to illustrate the effect of the acquisition of the Campus Group Companies, Inc. and Affiliates (The "Campus Group") (as defined in Note 1 to the historical financial statements of The Campus Group included elsewhere herein) by NAC as described elsewhere herein.

The pro forma statement of operations for the year ended January 31, 2003 combines the audited historical statements of operations of The Campus Group for the year ended December 31, 2002 with that of NAC for the year ended January 31, 2003, and has been prepared as if the acquisition of The Campus Group was consummated on January 31, 2002. The pro forma statement of operations for the six months ended July 31, 2003 combines the unaudited historical statements of operations of The Campus Group for the six months ended June 30, 2003 with that of NAC for the six months ended July 31, 2003, and has been prepared as if the acquisition of The Campus Group was consummated on January 31, 2003.

No pro forma balance sheet has been presented because the effects of the acquisition of The Campus Group are reflected in NAC's consolidated balance sheet as of July 31, 2003 as included in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the actual operating results that would have occurred had the companies been combined for the periods presented or the future operating result that will occur as a consequence of NAC's acquisition of The Campus Group. The pro forma financial statements should be read in conjunction with the historical financial statements of The Campus Group included elsewhere herein and the historical financial statements of NAC presented in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                     Campus Group
                                             National Auto          Companies, Inc.
                                             Credit, Inc.           and Affiliates        Pro Forma Adjustments
                                           Six Months Ended       Six Months Ended      ----------------------------     Pro Forma
                                             July 31, 2003           June 30, 2003        DR                CR            Combined
                                          -------------------    ---------------------    --                --         -------------
Revenues                                               $ 881                  $ 4,917                                       $ 5,798

Cost of revenues                                         573                    1,921                                         2,494
                                          -------------------    ---------------------                                 -------------

  Gross profit                                           308                    2,996                                         3,304

Operating expenses                                     2,358                    2,916      443  (b)        1,082  (a)         4,635
                                          -------------------    ---------------------                                 -------------

  Income (loss) from operations                       (2,050)                      80                                        (1,331)

Interest income from investments                         487                        5                                           492
Interest expense                                         (16)                      (6)     315  (c)                            (337)
Income from investment in AFC                            192                        -                                           192
                                          -------------------    ---------------------                                 -------------

  Income (loss) from continuing operations
    before income taxes                               (1,387)                      79                                          (984)

(Benefit) expense for income taxes                         -                        5       30  (d)           35  (e)             -
                                          -------------------    ---------------------                                 -------------

Income (loss) from continuing operations            $ (1,387)                    $ 74                                        $ (984)
                                          ===================    =====================                                 =============

Basic and diluted (loss) per share
 from continuing operations                          $ (0.17)                                                               $ (0.12)
                                          ===================                                                          =============

Weighted average number of shares
  outstanding                                          7,948                                                                  7,948
                                          ===================                                                          =============

                 The accompanying notes are an integral part of
                      these pro forma financial statements

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  Campus Group
                                             National Auto       Companies, Inc
                                             Credit, Inc.        and Affiliates          Pro Forma Adjustments
                                              Year Ended            Year Ened        ------------------------------     Pro Forma
                                           January 31, 2003     December 31, 2002        DR                CR           Combined
                                          -------------------  --------------------      --                --        ---------------
                                                                                     (unaudited)        (unaudited)   (unaudited)
Revenues                                                 $ -              $ 10,693                                         $ 10,693

Cost of revenues                                           -                 4,281                                            4,281
                                          -------------------  --------------------                                  ---------------

  Gross profit                                             -                 6,412                                            6,412

Operating expenses                                     3,506                 5,171      $ 767  (b)      $ 1,362 (a)           8,082
                                          -------------------  --------------------                                  ---------------

  Income (loss) from operations                       (3,506)                1,241                                           (1,670)

Interest income from investments                         642                     6                                              648
Interest expense                                           -                   (11)       618  (c)                             (629)
Income from investment in AFC                            375                     -                                              375
                                          -------------------  --------------------                                  ---------------

  Income (loss) from continuing operations
    before income taxes                               (2,489)                1,236                                           (1,276)

(Benefit) expense for income taxes                    (2,070)                   34        448  (d)          482 (e)          (2,070)
                                          -------------------  --------------------                                  ---------------

Income (loss) from continuing operations              $ (419)              $ 1,202                                            $ 794
                                          ===================  ====================                                  ===============

Basic and diluted Income (loss) per share
 from continuing operations                          $ (0.05)                                                                $ 0.09
                                          ===================                                                        ===============

Weighted average number of shares
  outstanding                                          8,380                                                                  8,380
                                          ===================                                                        ===============


              The accompanying notes are an integral part of these
                         pro forma financial statements

                NATIONAL AUTO CREDIT INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1 - PRO FORMA ADJUSTMENTS

     The components and allocation of the purchase price were as follows:

        Components of purchase price:
              Cash paid at closing                                $ 2,825
              Promissory notes issued at closing                    9,840
              Convertible note issued at closing                    2,825
              Transaction costs                                       861
                                                         -----------------
                   Total purchase price                          $ 16,351
                                                         =================

        Allocation of purchase price:
              Current assets                                      $ 1,758
              Property and equipment                                4,851
              Goodwill arising in the acqusition                   11,226
                                                         -----------------
                                                                   17,835
              Accounts payable and accrued expenses                  (228)
              Due to shareholder                                   (1,256)
                                                         -----------------
              Net assets acquired                                $ 16,351
                                                         =================

The adjustments to the pro forma combined statements of operations are as follows:

(a) To eliminate certain expenses paid to the former stockholder of The Campus Group, including compensation, in excess of the amounts that will be paid under the terms of the Stock Purchase Agreement.

(b) To record additional depreciation expense for the fair market value of the acquired property and equipment. NAC is in the process of engaging and independent valuation to assist in its evaluation of the acquired assets in order to finalize its purchase accounting allocation.

(c) To record interest expense associated with debt issued in connection with the acquisition.

(d) To record pro forma income tax expense as if The Campus Group were converted to from an S corporation to a C corporation subject to federal income taxes for the year ended December 31, 2002 and the six months ended June 30, 2003.

(e) To eliminate income tax expense as a result of NAC's net operating income tax carryforward at January 31, 2003 and July 31, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 10, 2003                      NATIONAL AUTO CREDIT, INC.
                                             (Registrant)



                                             By: /s/ James J. McNamara
                                                 ---------------------
                                                 James J. McNamara
                                                 Chief Executive Officer